                                                                   EXHIBIT 10.33

                          FACILITIES SERVICE AGREEMENT

         This FACILITIES SERVICE AGREEMENT (this "Agreement") is made and entered into as of this 25th day of June, 2003, by and between COLLOCATION SOLUTIONS, LLC, a Texas limited liability company ("CS"), having a principal place of business at 1950 Stemmons Freeway, Suite 2033, Dallas, Texas, 75207, and Zix Corporation, a Texas corporation ("CUSTOMER"), having a principal place of business at 2711 N. Haskell Ave., Suite 2300, LB 36, Dallas, Texas 75204.

                                    RECITALS

    A. CS and the landlords of various buildings (the "Buildings") have entered into certain leases (the "Leases") whereby CS leases certain premises (individually or collectively, the "Premises") within such Buildings. One of these Premises is located at 205 W. 9th Street, Suite 201, Austin, TX 78701 and is considered the Premises for purposes of this specific Agreement.

    B. Customer is the owner, lessee or licensee of certain computer and telecommunications equipment (the "Equipment") and desires to operate its Equipment at a Site (hereafter defined) within the Premises.

    C. Customer desires that CS perform certain Services (hereunder defined), from time to time, in connection with Customer's operation of the Equipment at the Site.

    D. CS and Customer agree that Customer may locate its Equipment at the Site designated and that CS shall perform the Services with respect to the Equipment at the Site, all on the terms and conditions set forth in this Agreement.

         Now, therefore, in consideration of the above recitals, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply.

         (a) "Commencement Date," as stated on Schedule A, shall mean the date that CS delivers the Site to Customer with the Services set forth in this Agreement. Customer may, but shall not be required to, accept the Site prior to the Commencement Date, but in no event will CS be required to deliver the Site to Customer prior to the Commencement Date.

         (b) "Service Charges" shall mean the amount payable by Customer in respect of and as consideration for CS's performance of the Services.

         (c) "Services" shall mean those services attached hereto as Schedule A.

         (d) "Site" shall mean the specific location, as stated on Schedule A, designated by CS in the Premises for the cabinets and/or racks containing the Equipment and from which the Equipment shall be operated, maintained and managed.

         (e) "Term" shall mean the period commencing on the Commencement Date and ending on the date which is three (3) years hereafter.

2.       INSTALLATION OF EQUIPMENT.

         (a) From and after the Commencement Date, CS grants to Customer a license to install, at its sole cost and expense, access and operate the Equipment at the Site in the Premises designated by CS. Customer shall complete and provide to CS a written list of the initial Equipment to be installed at the Site, which list shall be in the form attached hereto as Exhibit A to Schedule
A. Prior to the Commencement Date, CS shall install distribution points in or near the Site (the "Distribution Points") to which the Equipment will be connected to the Uninterruptible Power Supply ("UPS"), Emergency Power Supply ("EPS") and DC Power System ("DCPS"), as appropriate. The costs and expenses of connecting the Equipment to the Distribution Points shall be borne by Customer. The cost and expense of installing, operating and maintaining the Distribution Points, the EPS, DCPS and the UPS, and the connection of the EPS, DCPS and the UPS to the Distribution Points shall be borne by CS. The Equipment shall be connected to the Distribution Points by CS or its contractors. Customer shall pay CS for the costs and expenses to connect the Equipment, at the rates set forth in Schedule A, within thirty (30) days following its receipt of CS's invoice thereof.

         (b) In addition to CS, only those individuals whom Customer has previously identified in writing to CS will be entitled to enter the Site.

         (c) Customer will provide CS with a minimum of twenty-four (24) hours prior written notice of the installation or removal of any Equipment from or at the Site. Notwithstanding the foregoing, in the event of an emergency, CS shall use commercially reasonable efforts to coordinate Customer's use of the Site in connection with the installation or removal of any Equipment upon less than twenty-four (24) hours notice, and Customer shall cooperate with CS in that regard. Customer shall not be entitled to install any Equipment at the Site if at the time of such installation Customer is in default of this Agreement. Customer shall be solely responsible for all costs of removing any Equipment from the Site or transporting any Equipment to and installing any Equipment in the Site.

         (d) Customer acknowledges that its license to access the Premises is nonexclusive and coextensive with CS's other customers' rights to access the Premises, and that such other customers operate network and telecommunications equipment similar to Customer's Equipment from other sites within the Premises.

3.       PERFORMANCE OF SERVICES.

         (a) From and after the Commencement Date, CS shall provide the Services described in accordance with industry standards through its employees, agents or independent contractors.

         (b) Following the Commencement Date, the Equipment and the Site shall be accessible to Customer and its previously designated employees twenty-four (24) hours per day, seven (7) days per week, on an unescorted basis throughout the Term hereof. Only those individuals whom Customer has previously identified in writing to CS will be allowed to enter the Site. Any agents, contractors, subcontractors, sublicensees, or collocators of Customer shall be entitled to access the Equipment and the Site twenty-four (24) hours per day, seven (7) days per week, so long as any of the same are at all times accompanied by an employee of Customer. Notwithstanding anything in this Agreement to the contrary, CS shall not deny Customer's access to the Site and to Customer's Equipment at any time for any reason, subject to the rights of landlords under the Leases; provided, however, that upon termination of this Agreement with respect to any Site and the removal of Customer's Equipment therein in accordance with the terms hereof, Customer shall have no further right of access to that Site.

         (c) CS shall perform routine maintenance of the UPS, DCPS and the EPS and related support equipment on a regularly scheduled basis with no interruption to operation of the Equipment. Major preventive maintenance (e.g. load bank test, major PM's, battery replacement, etc.) or any maintenance that may cause an interruption in Service will be performed on the UPS and the EPS and related support equipment on a scheduled basis with the Customer receiving thirty (30) days written notice prior to such maintenance. CS and Customer will work together in good faith to schedule all maintenance so as to minimize the effect of Service interruptions. Emergency maintenance will be performed as required with as much advance notice to Customer as the emergency permits. All maintenance will be performed so as to minimize the possibility of Service interruptions. Customer shall promptly notify CS of any situations requiring maintenance, and CS shall use reasonable diligence to correct such situations in a timely fashion; provided, however, that in no event shall CS be deemed in default of this Agreement for any failure of its obligations hereunder except as set forth in Section 6(c)(3) hereof.

         (d) All labor, parts and supplies required for the Services shall be supplied by CS at CS's sole cost and expense. All labor, parts and supplies required for the Equipment, other than labor, parts and supplies required for the connection of the initial Equipment to the UPS, DCPS and the EPS, shall be supplied by the Customer at the Customer's sole cost and expense.

         (e) Connections, cross-connects and required interfaces from fiber/telecommunication service providers to the "Meet Me Room" in connection with the Customer's Equipment, and any telecommunications equipment necessary therefor, shall be the responsibility of Customer and shall be separately contracted for by Customer with such fiber/telecommunications service provider at Customer's sole cost and expense. Upon request, CS will provide, through its employees, agents or subcontractors, assistance with any of the above at Customer's cost, to be reimbursed by Customer to CS within thirty (30) days invoice thereof to Customer.

         (f) Connections of fiber from the Site to the "Meet Me Room" in connection with Customer's Equipment shall be the responsibility and at the sole cost and expense of Customer and shall be separately contracted for by Customer with contractors reasonably approved by CS and, where required, by CS's landlord with respect to the Site. Upon Customer's request, CS will assist Customer in securing additional riser access rights within a Building in which a Site is located, and Customer shall reimburse CS for any additional costs or rents CS incurs under its Leases or otherwise with respect to any such additional riser access rights. With respect to any one-time costs associated with the foregoing, Customer shall reimburse CS therefor within thirty (30) days following CS's invoice thereof to Customer; with respect to any costs and expenses associated with the foregoing that are payable by CS monthly as additional charges or rent under CS's Leases, Customer, upon one-time written notice thereof from CS, will pay such monthly charges to CS with Customer's payment of the Service Charges. Under no circumstances, however, will CS be responsible for providing any such connectivity or equipment or the costs associated therewith.

         (g) CS's "Meet Me Room" at the Premises will provide Customer access to multiple fiber/telecommunications service providers. CS's carrier neutral strategy will permit Customer to interconnect with any provider providing services to the "Meet Me Room." Customer may request that CS allow alternate fiber/telecommunications service providers to provide services to the "Meet Me Room," and in connection with any such request, Customer shall provide CS with any additional information regarding such alternate fiber/telecommunications service provider CS may reasonably request. CS will review any such request in light of the then-current space availability and accessibility in the "Meet Me Room" and other reasonable factors and shall not, based upon such review, unreasonably withhold consent to such alternate fiber/telecommunications provider's access to the "Meet Me Room". Under no circumstances shall CS be responsible for any costs or expenses associated with Customer's connection to any fiber/telecommunication service providers.

         (h) The fiber/telecommunications service providers providing service to the "Meet Me Room" will be responsible for providing to the Customer a service level agreement for such service. CS shall not enter into any service level agreements with Customer nor shall CS be under any responsibility to provide Customer with any specific fiber/telecommunications services. In no event shall any failure under any service level agreement impair Customer's obligation to pay Service Charges or result in abatements thereof, give Customer the right to terminate this Agreement, or result in a breach of this Agreement by CS.

         (i) In the event that CS fails to provide the Services for any reason for more than one (1) hour, the Customer shall be entitled to an abatement of the Service Charges due for that day. In the event CS fails to provide the Services for any reason for more than one (1) hour on more than four
(4) days in any one (1) calendar month, Customer shall have the right to terminate this Agreement as stated below. Customer's failure to notify CS of its claim to any abatement of Service Charge or termination of this Agreement within ten (10) days following the end of the calendar month in which such abatement or termination right arises shall be deemed Customer's waiver of such abatement or termination rights.

4.       SERVICE CHARGES.

         (a) Customer shall pay CS the Service Charge and nonrecurring fees as set forth in Schedule A. The Service Charges for the first full calendar month following the Commencement Date and One-time nonrecurring charges, if applicable, shall be due and payable with and upon execution of this Agreement. Thereafter, Service Charges shall be due and payable on the first day of each consecutive month after the Commencement Date without demand. If the Commencement Date is not the first day of the month, on, or prior to, the Commencement Date, Customer shall pay to CS a pro-rated Service Charge for the remainder of the subject calendar month. The Service Charges are exclusive of any applicable taxes and other charges arising as a result of this Agreement or Customer's ownership or operation of the Equipment, all of which Customer shall pay when due.

         (b) With and upon execution of this Agreement, Customer shall pay to CS a security deposit (the "Deposit"), as set forth in Schedule A, for the full and faithful performance of Customer's obligations hereunder. The Deposit shall not bear interest. CS shall return the Deposit to Customer within thirty
(30) days after the expiration or earlier termination of this Agreement; provided, however, that CS shall have no obligation to return any portion of the Deposit unless and until Customer has paid all amounts due to CS under this Agreement. CS shall have the right to apply all or part of the Deposit to any amount which has become due under a Service Order (hereinafter defined) and which is not received by CS within ten (10) days after receipt of written notice by Customer of non-payment. Upon application of any part of the Deposit, Customer shall, within ten (10) days of receiving written notice from CS, replenish the Deposit to the deposit amount existing immediately prior to such application. Any application of all or a portion of the Deposit to any overdue amount shall not constitute or be deemed a waiver of any other right or remedy of CS under this Agreement.

         (c) In addition to the Service Charges described in Section 4(a), Customer shall pay all sales, franchise, use, income, excise, telecommunications or other applicable taxes arising out of or relating to Customer's Equipment, excluding any such taxes attributable to the performance of the Services and the receipt of Service Charges.

         (d) Customer shall pay CS a late payment charge of 1.5 percent per month, or the maximum rate permitted by applicable law, whichever is less, on any unpaid amount for each calendar month or fraction thereof that any payment thereof to CS is in arrears from the due date to the date payment is received. Customer shall reimburse CS for all bank fees incurred by CS due to returned checks and/or dishonored payments.

5. NEGOTIATION OF WARRANTY. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, CS DOES NOT WARRANT THE SERVICES PERFORMED HEREUNDER OR THE ACCURACY OR CORRECTNESS OF THE PERFORMANCE OR RESULTS OF THE SERVICES, AND THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR PURPOSE. CUSTOMER'S SOLE RECOURSE IN THE EVENT OF A FAILURE OF THE

SERVICES OR CS's FAILURE TO PROVIDE THE SERVICES IS TO TERMINATE THIS AGREEMENT AS SPECIFICALLY SET FORTH HEREIN.

6.       TERM AND TERMINATION.

         (a) This Agreement shall be effective as of the date hereof and, unless otherwise terminated or canceled as provided herein, shall remain in full force and effect for the Term. If CS fails to deliver the Site by the Commencement Date and with the Services specified, CS shall give Customer one
(1) day of free Service for each day of delay until the Site is delivered as specified.

         (b) CS hereby grants to Customer an option to renew the Agreement for one (1) additional term of three (3) years upon the expiration of the initial Term hereof. Such option shall be deemed exercised unless Customer gives written notice to CS or CS gives written notice to Customer to terminate the Agreement at the end of the initial Term; such written notice to be received by CS, or Customer, no less than three (3) months prior to the expiration date of the Term. The initial Term and the renewal term may be referred to collectively herein as the "Term". During the renewal term, there shall be no changes in the Service Charges unless specified elsewhere in this Agreement.

         (c)      This Agreement may be terminated or canceled:

                  (1) By CS, if Customer fails to pay CS the Service Charges, taxes or other charges required by Customer to be paid hereunder within ten (10) days following written notice by CS to Customer of such failure.

                  (2) By Customer, if Customer is denied access to that Site for reasons within CS's reasonable control, and such denial continues beyond two (2) days following CS's receipt of written notice thereof. Failure by Customer to terminate this Agreement within ten (10) days following the end of the calendar month in which such right arises shall be deemed Customer's waiver of its right to terminate this Agreement for such denial of access. CS shall use commercially reasonable efforts to remedy any denial of access due to reasons beyond its reasonable control.

                  (3) By one party, if the other party is in material default of any provision hereunder with respect to that Site and such default is not cured within thirty
                           (30) business days after written notice thereof is given to the other party or such additional time as the nature of the cure may require, so long as such cure is commenced within such thirty (30) day period and is thereafter diligently prosecuted.

                  (4) By one party, if a petition in bankruptcy is filed by or against the other party under the United States Bankruptcy Code, which petition is not dismissed, discharged or stayed within ninety (90) days after the date of filing of the petition in the Bankruptcy Court.

         (d) In the event of any termination or cancellation of this Agreement by CS for the reasons in 6 (c), CS may (but shall not be required to):

                  (1) Declare all amounts of Service Charge owed to it hereunder for the remainder of the Term to be immediately due and payable, including the costs of any improvements CS made on behalf of Customer, together with interest thereon at a rate of ten (10%) per annum. After Customer makes such payment to CS, Customer shall have no further obligation to CS with regards to such Site; and

                  (2) After thirty (30) days prior written notice to Customer of the termination of this Agreement, remove the Equipment from the Site and dispose of same in any manner determined by CS in its sole discretion without any liability to Customer therefor, provided, however, that Customer and those having a security interest in the Equipment shall have access to the Site at all times (even in the event of default) to remove their Equipment; and

                  (3) Cease performance of all Services hereunder with respect to the Site without any liability to Customer therefor, including, but not limited to, removing the Equipment from UPS and EPS power.

         (e) The foregoing rights and remedies of CS shall be cumulative and in addition to all other rights and remedies available to CS in law and in equity.

7.       LIMITATION OF LIABILITY; INDEMNIFICATION; INSURANCE.

         (a) In no event shall either party be liable to the other or to any third party for, and each party hereby releases the other party from, any indirect, special or consequential damages or lost profits arising out of or related to (i) this Agreement, (ii) the performance of the Services hereunder,
(iii) Customer's location, operation and maintenance of the Equipment at the Site, (iv) any breach hereof by either party, or (v) any loss, suspension or interruption of electrical, UPS, DCPS or EPS power, air conditioning or any other Building or Premises mechanical or plumbing system serving the Building, the Premises or the Site, even if such Party has been advised of the possibility of such indirect, special or consequential damage. The Parties hereto acknowledge that there are no actual or intended third-party beneficiaries hereof.

         (b) CS shall not be liable to Customer for, and Customer hereby releases CS from, any injury, loss or damage to property or business resulting from or relating to the performance of the services by CS hereunder. Customer's sole remedy in the event of a default by CS under this Agreement shall be to terminate this Agreement as set forth in Section 6 (c) hereof.

         (c) Customer will indemnify, protect, defend and hold harmless CS from and against all claims, losses, damages, costs, expenses and liabilities, including reasonable legal fees, for bodily injury or death to any person, or for damage or destruction of the property of third parties, arising out of or caused by any act or omission of Customer, except to the extent caused by the negligence or willful misconduct of CS, its agents, contractors, employees, suppliers, licensees or invitees. CS will indemnify, protect, defend and hold harmless Customer from and against all claims, losses, damages, costs, expenses and liabilities, including reasonable legal fees, for bodily injury or death to any person, or for damage or destruction of the property of third parties, arising out of or caused by any act or omission of CS, except to the extent caused by the negligence or willful misconduct by Customer, its agents, contractors, employees, suppliers, licensees or invitees.

         (d) INSURANCE. Customer shall maintain the following insurance from nationally recognized insurance companies authorized to do business in the State in which the Site to which the insurance relates is located having a rating that is reasonably acceptable to CS: (a) comprehensive general liability insurance for the Site, naming CS and its landlord as named insureds, with aggregate and single occurrence limits of not less than $2,000,000.00, combined single limits for bodily injury or death and property damage; (b) All Risk Insurance in respect of the Equipment for full replacement value thereof, but not less than $2,000,000; (c) business loss and interruption insurance in an amount not less than that necessary to compensate Customer and its customers for complete failure of Service; (d) employer's liability insurance in an amount not less than $1,000,000.00 per occurrence; (e) workers' compensation insurance in an amount not less than that required by applicable law. Customer also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors), its permitted assignees, licensees or sublicensees, or its collocators, maintain such other insurance as is reasonably required by CS or such other insurance as is customary in Customer's and such other partys' industries, at levels no less than those required by applicable law or as otherwise reasonably required by CS. Prior to installation of any Equipment or otherwise upon CS's request, Customer shall deliver to CS certificates of the above insurance, fully endorsed, in compliance herewith.

         (e) CS shall maintain a General Liability policy with limits not less than that of Customer and shall carry and maintain "All Risk" property insurance covering the Premises and CS's equipment therein in an amount not less than their full replacement cost.

8. PROPRIETARY AND CONFIDENTIAL INFORMATION. Each party acknowledges and agrees that any and all information emanating from the other's business in any form shall be considered confidential and proprietary information (hereinafter "Proprietary Information"), and each party agrees that it will not, during or for three (3) years after the Term of this Agreement, duplicate, use or disclose, or permit the duplication, use or disclosure, of any Proprietary Information by or to any person not an employee or agent of the parties unless
(i) the express written consent of the other party is obtained prior to any duplication, use or disclosure; (ii) any such Proprietary Information is a matter of public knowledge through no wrongful act of the party; (iii) any such Proprietary Information is previously and lawfully known to the party prior to disclosure; (iv) any such Proprietary Information was obtained by a third party who itself is lawfully in possession of such Proprietary Information and is not subject to any obligation of confidentiality; (v) any such Proprietary Information is independently developed hereafter by the party, provided it can show that such development was accomplished by or on behalf of the party without the use of or any reference to Proprietary Information; (vi) any such Proprietary Information is disclosed by the other party to any third party without confidentiality restriction on subsequent use or disclosure; or (vii) any such Proprietary Information is disclosed by the party pursuant to judicial order or proper Government regulations or other requirements, provided such party uses reasonable efforts to notify the other party prior to such disclosure, and cooperates with the other party in the event the other party elects to legally restrict such disclosure.

9. TRADEMARKS. Customer agrees that CS may refer to Customer by trade name and trademark, and may briefly describe Customer's business in CS's marketing materials only after obtaining Customer's prior written consent.

10. ASSIGNMENT & SUBLICENSE. Customer shall not assign this Agreement without the express written consent of CS, such consent not to be unreasonably withheld or delayed, except that Customer shall be entitled to assign this Agreement without obtaining CS's consent to a party with which or into which Customer merges or to a party that acquires substantially all of Customer's assets. Notwithstanding any assignment of this Agreement, whether with or without the consent of CS, Customer shall nevertheless remain liable to CS for all of the obligations of Customer hereunder. Customer shall be allowed to enter into collocation agreements with third parties in connection with the Site without CS's consent, provided, however, that prior to the commencement of any such collocation, Customer has provided CS with a fully executed copy of such collocation agreement and any other information CS may request in connection therewith. Customer may redact any pricing information in the collocation agreement. Any such collocation shall at all times be subject and subordinate to the terms of this Agreement.

11. FORCE MAJEURE. The parties shall not be liable to one another for any failure to perform, or delays in the performance of, their respective non-monetary obligations required hereunder if such delays or failures are due to strikes, inclement weather, acts of God or other causes beyond the reasonable control of the parties.

12. PERSONAL PROPERTY. The Parties intend that Equipment shall be and remain personal property of Customer, and CS shall have no right, title or interest therein or thereto, notwithstanding the manner in which it may be attached or affixed to real property.

13. NOTICES. Any notice, statement, demand, consent, approval or other communication required or permitted to be given rendered or made by either party to other pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, delivered by any nationally recognized over-night delivery service or sent by United States registered or certified mail, return receipt requested addressed to the other party at the following address:

         As to Customer:   Zix Corporation
                           2711 North Haskell Avenue, Suite 2300, LB 36
                           Dallas, Texas 75204
                           Attn: David Robertson - VP, Engineering

         As to CS:         Collocation Solutions, LLC
                           1950 Stemmons Freeway, Suite 2033
                           Dallas, Texas 75207
                           Attn: Richard Brown - Controller

         Any such notices shall be deemed to have been given, rendered or made on the date received if delivered by hand, on the first (1st) business day after the date placed for delivery with a nationally recognized overnight delivery service, or on the third (3rd) business day after the date so mailed by United States registered or certified mail. Either party may, by notice as aforesaid, designate a different address or addressee for notices, statements, demands, consents, approvals or other communications intended for it.

14.      MISCELLANEOUS.

         (a) Any claim arising out of or related to this Agreement must be brought no later than one (1) year after the same has accrued.

         (b) This Agreement is an agreement for services and a license to install and operate the Equipment at the Site only and is not intended to and will at no time constitute a lease, sublease, or other occupancy of the Premises, the Site or any other premises in the Building. In particular, Customer acknowledges and agrees that Customer has not been granted any real property interest in the Premises or the Site, and Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances.

         (c) Each party expressly acknowledges and agrees that the other party has not made and is not making, and each party, in executing and delivering this Agreement, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Agreement or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Agreement. All understandings and agreements heretofore had between the parties regarding the subject matter hereof are merged in this Agreement and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Agreement or in any other written agreement(s) made concurrently herewith. Customer acknowledges and agrees that none of the CS's affiliates, members, lenders or agents shall be responsible or liable for any obligations or liabilities arising out of this Agreement and Customer has not relied on the representations of any person or entity other than CS in determining whether to enter into this Agreement.

         (d) No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an alteration of this Agreement in whole or in part, unless such agreement is in writing, refers expressly to this Agreement and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination is sought.

         (e) Except as otherwise expressly provided in this Agreement, the obligations under this Agreement shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall not be affected and shall be enforced to the extent permitted by law.

         (g) The captions, headings and titles in this Agreement are solely for convenience of reference and shall not affect its interpretation.

         (h) If either party is a corporation, partnership, limited liability company or other similar entity, each person executing this Agreement on behalf of such party hereby covenants, represents and warrants that such party is duly incorporated, organized or formed, and if incorporated, organized or formed in a state other than Texas, is duly qualified and is authorized to do business in the State of Texas; and that each person executing this Agreement on behalf of such party is an officer or authorized agent of such party and is duly authorized to execute, acknowledge and deliver this Agreement to the other party.

         (i) All Exhibits or Schedules to this Agreement are hereby incorporated into this Agreement, and references to "this Agreement" shall include all Exhibits or Schedules. In the event of any conflict between the terms of this Agreement and the terms of any request for services (the "Service Order"), the terms of the Agreement shall prevail.

         (j) This Agreement may be executed in one or more counterparts, each of which shall be original, and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

         COLLOCATION SOLUTIONS, LLC                ZIX CORPORATION
         By: /s/ Tim Moore                         By: /s/ Dave Robertson
            ------------------------                   -------------------------
         Name: Tim Moore                           Name: D. Robertson
         Title: V.P. Sales & Mktg.                 Title: VP - Engineering